Exhibit 10.1

Execution Version

AMENDMENT NO. 2 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”), dated as of November 8, 2019 (the “Amendment No. 2 Effective Date”), is entered into by and among ARCHROCK SERVICES, L.P., a Delaware limited partnership (the “Administrative Borrower”) and ARCHROCK PARTNERS OPERATING LLC, a Delaware limited liability company (collectively, with the Administrative Borrower, the “Borrowers” and individually a “Borrower”), the other Loan Parties party hereto, the lenders party hereto (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), as an Issuing Bank and as Swingline Lender.

WITNESSETH

WHEREAS, the Borrowers, the Loan Parties from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent are parties to a Credit Agreement, dated as of March 30, 2017 (as amended, restated, supplemented or otherwise modified prior to the Amendment No. 2 Effective Date, the “Existing Credit Agreement”, and the Existing Credit Agreement, as amended by the amendments set forth in Section 2 of this Amendment, the “Credit Agreement”);

WHEREAS, pursuant to the Existing Credit Agreement, the Lenders have made Revolving Loans to the Borrowers;

WHEREAS, the parties hereto desire to amend certain terms of the Existing Credit Agreement as set forth herein to, among other things, (i) extend the scheduled Maturity Date to November 8, 2024 and (ii) add each of NYCB Specialty Finance Company, LLC and Fifth Third Bank as a “Lender” (in such capacity, collectively, the “New Lenders”) under the Credit Agreement with a Commitment in the amount shown opposite its name on the Commitment Schedule (as amended hereby);

WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders have agreed to enter into this Amendment; and

WHEREAS, the Lenders party hereto have agreed to amend the Existing Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.                Defined Terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement.

Section 2.                Amendments to Existing Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, on the Amendment No. 2 Effective Date, the Existing Credit Agreement shall be amended as follows:

(a)               Additional Definitions. Section 1.01 of the Existing Credit Agreement shall be amended to add the following definitions to such Section in appropriate alphabetical order:

(i)                 “2019 Notes” means those certain 6.875% senior notes, issued by APLP and Archrock Partners Finance due April 2027.

(ii)               “Amendment No. 2” means Amendment No. 2 to Credit Agreement dated as of November 8, 2019, among the Borrowers, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

(iii)             “Amendment No. 2 Effective Date” has the meaning assigned to such term in Amendment No. 2.

(iv)              “Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

(v)                “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

(vi)              “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(vii)            “Covered Entity” means any of the following:

(a)       a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)       a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)       a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(viii)          “Covered Party” has the meaning assigned to it in Section 9.21.

(ix)              “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(x)                “Dividing Person” has the meaning assigned to it in the definition of “Division.”

(xi)              “Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

(xii)            “Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

(xiii)          “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

(xiv)          “QFC Credit Support” has the meaning assigned to it in Section 9.21.

(xv)            “Supported QFC” has the meaning assigned to it in Section 9.21.

(xvi)          “U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.21.

(b)               Amended and Restated Definitions. The following definitions contained in Section 1.01 of the Existing Credit Agreement shall be amended and restated in their entirety to read in full as follows:

(i)                 “Applicable Rate” means, for any day, with respect to any Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR and REVLIBOR30 Spread”, “Eurodollar Spread” or “Commitment Fee Rate”, as the case may be, based upon Parent’s Total Leverage Ratio as of the most recent determination date; provided that, on and after the Amendment No. 2 Effective Date, the Applicable Rate shall be Category 2 until the delivery to the Administrative Agent, pursuant to Section 5.01(b), of Parent’s consolidated financial information for the fiscal quarter ending September 30, 2019:

Total Leverage Ratio	ABR and REVLIBOR30 Spread	Eurodollar Spread	Commitment Fee Rate
Category 1 > 5.00 to 1.0	1.75%	2.75%	0.375%
Category 2 < 5.00 to 1.0 but > 4.00 to 1.0	1.50%	2.50%	0.375%
Category 3 < 4.00 to 1.0 but > 3.00 to 1.0	1.25%	2.25%	0.375%
Category 4 < 3.00 to 1.0	1.00%	2.00%	0.375%

For purposes of the foregoing, (a) the Applicable Rate shall be determined as of the end of each fiscal quarter of Parent based upon Parent’s annual or quarterly consolidated financial statements delivered pursuant to Section 5.01(a) and (b) and the related compliance certificate delivered pursuant to Section 5.01(c) and (b) each change in the Applicable Rate resulting from a change in the Total Leverage Ratio shall be effective during the period commencing on and including the first (1st) calendar day of the month following the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that the Total Leverage Ratio shall be deemed to be in Category 1 (A) at any time that an Event of Default has occurred and is continuing or (B) at the option of the Administrative Agent or at the request of the Required Lenders if the Administrative Borrower fails to deliver the annual or quarterly consolidated financial statements required to be delivered by it pursuant to Section 5.01, during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered. In the event that, at any date prior to the Termination Date, any financial statement or compliance certificate delivered pursuant to Section 5.01(a), (b) or (c) is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, and only in such case, then the Administrative Borrower shall promptly (i) deliver or cause to be delivered to the Administrative Agent a corrected compliance certificate for such Applicable Period, (ii) determine the Applicable Rate for such Applicable Period based upon the corrected compliance certificate, and (iii) pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance herewith, and, if such payment is made, any Default under clause (b) of Article VII that shall have occurred solely on account of the failure of the Borrowers to pay interest when due as a result of such inaccuracy shall be automatically waived without any further action by the Administrative Agent and the Lenders. The preceding sentence is in addition to the rights of the Administrative Agent and Lenders with respect to Section 2.14(e) and Article VII and other of their respective rights under this Agreement.

(ii)               “Issuing Bank Sublimits” means, as of the Amendment No. 2 Effective Date, initially, $25,000,000, in the case of JPMCB, $25,000,000, in the case of WF, and thereafter, amounts as may be agreed between each Issuing Bank and the Administrative Borrower; provided, however, that no increase to any Issuing Bank’s Issuing Bank Sublimit shall result in the aggregate LC Exposure to exceed the maximum amount therefor in Section 2.06(b).

(iii)             “Maturity Date” means, with respect to any Commitments other than Extended Commitments, the earliest of (i) November 8, 2024, (ii)  June 3, 2022 if any portion of the 2014 Notes remains outstanding at such date and either (x) has not been repaid as of such date or (y) has not been refinanced with (a) Refinance Indebtedness permitted under Section 6.01 having a final maturity date that is no earlier than one hundred eighty (180) days after the date in clause (i) hereof or (b) Subordinated Indebtedness and (iii) the date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof. With respect to Extended Commitments, the “Maturity Date” means the maturity date related to the Extension Series of such Extended Commitments.

(iv)              “Senior Notes” means collectively, the 2014 Notes and the 2019 Notes.

(c)               Amended Definitions. The definitions of “Aggregate Revolving Commitment”, “Commitment”, “Commitment Schedule”, and “Revolving Commitment” contained in Section 1.01 of the Existing Credit Agreement are hereby amended to replace each reference to “Amendment No. 1 Additional Amendments Effective Date” therein with “Amendment No. 2 Effective Date” in lieu thereof.

(d)               Deleted Definition. The definition of “2013 Notes” contained in Section 1.01 of the Existing Credit Agreement is hereby deleted.

(e)               Section 2.15 of the Existing Credit Agreement shall be amended and restated in its entirety to read in full as follows:

“Section 2.15 Alternate Rate of Interest.

(a)               If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i)                 the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, (including, without limitation, by means of an Interpolated Rate or because the LIBO Screen Rate is not available or published on a current basis) for such Interest Period; or

(ii)              the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give written notice thereof to the Administrative Borrower and the Lenders through Electronic System as provided in Section 9.01 as promptly as practicable thereafter and, until the Administrative Agent notifies the Administrative Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be repaid or converted to an ABR Borrowing as on the last day of the Interest Period applicable thereto, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

(b)               If any Lender determines that any Requirement of Law has made it unlawful, or if any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, fund or continue any Eurodollar Borrowing, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, dollars in the London interbank market, then, on notice thereof by such Lender to the Administrative Borrower through the Administrative Agent, any obligations of such Lender to make, maintain, fund or continue Eurodollar Loans or to convert ABR Borrowings to Eurodollar Borrowings will be suspended until such Lender notifies the Administrative Agent and the Administrative Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers will upon demand from such Lender (with a copy to the Administrative Agent), either convert or prepay all Eurodollar Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such conversion or prepayment, the Borrowers will also pay accrued interest on the amount so converted or prepaid.

(c)               If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but either (w) the supervisor for the administrator of the LIBO Screen Rate has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (x) the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (y) the supervisor for the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Administrative Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a change of the Applicable Rate); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (c) (but, in the case of the circumstances described in clause (ii)(w), clause (ii)(x) or clause (ii)(y) of the first sentence of this clause (c), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be repaid or converted into an ABR Borrowing on the last day of the then current Interest Period applicable thereto, and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.”

(f)               Section 5.01 of the Existing Credit Agreement shall be amended by (i) deleting the word “and” from the end of clause (j), (ii) replacing the “.” with “; and” at the end of clause (k), and (iii) inserting the following new clause (l) after clause (k):

“(l)               promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.”

(g)               Section 5.02 of the Existing Credit Agreement shall be amended by (i) deleting the word “and” from the end of clause (f), (ii) replacing the “.” with “; and” at the end of clause (g), and (iii) inserting the following new clause (h) after clause (g):

“(h)              any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.”

(h)               Section 6.03 of the Existing Credit Agreement shall be amended by inserting the following new clause (e) after clause (d):

“(e)               No Loan Party will, nor will it permit any Restricted Subsidiary to, consummate a Division as the Dividing Person, except (i) to the extent each Division Successor in such Division complies with the obligations set forth in Section 5.14 and the other further assurances obligations set forth in the Loan Documents and become a Loan Party under this Agreement and the other Loan Documents or (ii) the Dividing Person would otherwise be permitted to make an Investment in the Division Successor pursuant to Section 6.04.”

(i)                 Section 6.05 of the Existing Credit Agreement shall be amended by amending and restating the introductory paragraph in its entirety to read in full as follows: “Asset Sales. No Loan Party will, nor will it permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any asset (whether effected pursuant to a Division or otherwise), including any Equity Interest owned by it, nor will Parent permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than to Parent or another Restricted Subsidiary in compliance with Section 6.04), except:”.

(j)                 Article IX of the Existing Credit Agreement shall be amended by inserting the following new Section 9.21 at the end thereof:

“Section 9.21               Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of Texas and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”

(k)               The Commitment Schedule shall be replaced in its entirety with the Commitment Schedule set forth on Annex I hereto.

Section 3.                Conditions to Amendment No. 2 Effective Date. The amendments to the Existing Credit Agreement set forth in Section 2 of this Amendment are subject to the satisfaction of each of the following conditions precedent:

(a)               Counterparts. The Administrative Agent shall have received counterparts of this Amendment (including by facsimile or other electronic transmission), duly executed by each Loan Party, the Administrative Agent and the Lenders;

(b)               Perfection Certificate. The Administrative Agent shall have received a perfection certificate, substantially in the form of Exhibit A hereto, duly executed by each Loan Party;

(c)               Fees. The Administrative Agent shall have received all fees required to be paid (including, without limitation, the fees owing to each Lender that delivers its signature page to this Amendment) and all expenses (including the reasonable and documented out-of-pocket fees and expenses of legal counsel to the Administrative Agent) for which invoices have been presented at least two (2) Business Days prior to the Amendment No. 2 Effective Date;

(d)               Beneficial Ownership Certification. The Administrative Agent shall have received, to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Amendment No. 2 Effective Date a Beneficial Ownership Certification in relation to such Borrower, for any Lender that has so requested, in a written notice to the Borrowers at least ten (10) days prior to the Amendment No. 2 Effective Date, (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this Section 3(d) shall be deemed to be satisfied);

(e)               Legal Opinion. The Administrative Agent shall have received a customary written opinion of Sidley Austin LLP, counsel to the Loan Parties, addressed to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and its counsel;

(f)                Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Amendment No. 2 Effective Date and executed by its Secretary or Assistant Secretary, which shall (a) certify the resolutions of its board of directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it will become a party, (b) identify by name and title and bear the signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it will become a party and (c) contain copies of the certificate or articles of incorporation or organization of such Loan Party certified by the relevant authority of the jurisdiction of incorporation, formation or organization of such Loan Party and a true and correct copy of its by-laws or operating, management or partnership agreement, or other similar organizational or governing documents (provided that, any Loan Party may certify on such certificate that its organizational documents have not changed since the Effective Date or Amendment No. 1 Effective Date, as applicable, in lieu of attaching such organizational documents to such certificate), and (ii) a good standing certificate for each Loan Party, from its jurisdiction of incorporation, formation or organization or the substantive equivalent available in the jurisdiction of incorporation, formation or organization for such Loan Party from the appropriate governmental officer in such jurisdiction;

(g)               Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each jurisdiction where each Loan Party is incorporated or organized and where the assets of each such Loan Party is located, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.02 of the Credit Agreement or discharged on or prior to the Amendment No. 2 Effective Date pursuant to a pay-off letter or other documentation reasonably satisfactory to the Administrative Agent; and

(h)               Closing Availability. After giving effect to any Borrowings to be made on the Amendment No. 2 Effective Date, the issuance of any Letters of Credit on the Amendment No. 2 Effective Date and the payment of all fees and expenses due hereunder, Availability shall not be less than $150,000,000.

Section 4.                Amendment No. 2 Effective Date Adjustment; New Lenders.

(a)               Upon the occurrence of the Amendment No. 2 Effective Date, (a) each Lender that holds Revolving Loans in an aggregate amount less than its Applicable Percentage (after giving effect to the Amendment No. 2 Effective Date) of all Revolving Loans shall advance new Revolving Loans which shall be disbursed to the Administrative Agent and used to repay Revolving Loans outstanding to each Lender that holds Revolving Loans in an aggregate amount greater than its Applicable Percentage (after giving effect to the Amendment No. 2 Effective Date) of all Revolving Loans, (b) each Lender’s participation in each Letter of Credit, if any, shall be automatically adjusted to equal its Applicable Percentage (after giving effect to the Amendment No. 2 Effective Date), (c) such other adjustments shall be made as the Administrative Agent shall specify so that each Lender’s Revolving Exposure, LC Exposure and Swingline Exposure equals, in each case, its Applicable Percentage thereof (after giving effect to the Amendment No. 2 Effective Date) and (d) the Borrowers shall be required to make any break-funding payments required under Section 2.17 of the Credit Agreement resulting from the Loans and adjustments described in this Section 4(a).

(b)               Each New Lender acknowledges and agrees that none of the Administrative Agent, any lead arranger or any other Lender (i) has made any representation or warranty and none of them shall have any responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto or (ii) has made any representation or warranty and none of them shall have any responsibility with respect to the financial condition of the Borrower, any Loan Party or any other obligor or the performance or observance by any Borrower, any Loan Party or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto. Each New Lender represents and warrants that it is legally authorized to enter into this Amendment, and each New Lender (A) confirms that it has received a copy of the Existing Credit Agreement, together with copies of the financial statements most recently delivered pursuant to Section 5.01 of the Existing Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (B) agrees that it will, independently and without reliance upon the Lenders or the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto; (C) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (D) agrees that it will be bound by the provisions of the Credit Agreement, and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Section 5.                Representations and Warranties.

(a)               Ratification and Affirmation. Each Loan Party hereto hereby: (i) acknowledges the terms of this Amendment; (ii) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, after giving effect to the amendments contained herein; (iii) represents and warrants to the Administrative Agent and the Lenders that as of the date hereof, after giving effect to the amendments set forth in Section 2 of this Amendment: (A) each of the representations and warranties in the Loan Documents is true and correct in all material respects (without duplication of any materiality qualifier contained therein) (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, without duplication of any materiality qualifier contained therein) and (B) no Default exists, will exist, or would result therefrom; and (iv) represents and warrants that as of the Amendment No. 2 Effective Date, to its knowledge, the information included in any Beneficial Ownership Certification provided on or prior to the Amendment No. 2 Effective Date to any Lender in connection with this Amendment is true and correct in all material respects. It is the intention of the parties hereto that neither this Amendment nor anything contained herein constitute a novation of the obligations outstanding under the Existing Credit Agreement or any Collateral securing the same, all of which shall remain in full force and effect after the date hereof, as amended hereby. If, notwithstanding the intention of the parties set forth in the previous sentence, this Amendment or the transactions contemplated hereby are deemed to constitute a novation of the obligations outstanding under the Existing Credit Agreement or any Collateral securing the same, then, as collateral security for the Secured Obligations, each Loan Party hereby grants to the Administrative Agent for the benefit of the Secured Parties a lien on and security interest in, and right of set-off against, and acknowledges and agrees that the Administrative Agent has and shall continue to have until the Termination Date for the benefit of the Secured Parties a continuing lien on and security interest in, and right of set-off against, all right, title, and interest of such Loan Party, whether now owned or existing or hereafter created, acquired or arising, in and to all of the Collateral.

(b)               Corporate Authority; Enforceability; No Conflicts. Each Loan Party hereto hereby represents and warrants to the Administrative Agent and the Lenders that (i) it has all necessary power and authority to execute, deliver and perform its obligations under this Amendment; (ii) the execution, delivery and performance by such Loan Party of this Amendment has been duly authorized by all necessary action on its part; (iii) this Amendment has been duly executed and delivered by such Loan Party and constitutes the legal, valid and binding obligation of such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; (iv) the execution and delivery of this Amendment by such Loan Party and the performance of its obligations hereunder require no authorizations, approvals or consents of, or registrations or filings with, any Governmental Authority, except for those that have been obtained or made and are in effect; and (v) neither the execution and delivery of this Amendment nor the transactions contemplated hereby will (A) contravene, or result in a breach of, the organizational documents of such Loan Party, (B) violate any governmental requirement applicable to or binding upon such Loan Party or any of its properties, except to the extent that any such violation, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, or (C) violate or result in a default under any agreement or instrument to which such Loan Party is a party (other than any agreement or instrument the contravention of which or breach of which could not reasonably be expected to be materially adverse to any Secured Party) or by which it is bound or to which its properties are subject, except to the extent that any such violation or default, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 6.                Effect of Amendment. From and after the Amendment No. 2 Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the “Credit Agreement” in the Loan Documents and any and all other agreements, instruments, documents, notes, certificates, guaranties and other writings of every kind and nature shall be deemed to mean the Credit Agreement.

Section 7.                GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

Section 8.               Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 9.                Severability. In the event any one or more of the provisions contained in this Amendment should be held invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein, to the full extent permitted by applicable law, shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal, or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal, or unenforceable provisions.

Section 10.            No Waiver; Loan Document. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment (or any provision hereof) shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Existing Credit Agreement. This Amendment shall be, and shall be construed and administered as, a Loan Document under the Credit Agreement.

Section 11.            Successors and Assigns. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 12.            Counterparts; Integration; Effectiveness. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other applicable state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent. This AMENDMENT, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement AMONG the parties RELATING to the SUBJECT MATTER HEREOF AND THEREOF and may not be contradicted by evidence of prior, contemporaneous or unwritten oral agreements of the parties. There are no oral agreements between the parties. Subject to the terms and conditions set forth herein, this amendment shall become effective on the amendment no. 2 effective date.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

BORROWERS:

ARCHROCK PARTNERS OPERATING LLC
ARCHROCK SERVICES, L.P.

By:	/s/ Douglas S. Aron
Name: Douglas S. Aron
Title: Senior Vice President and Chief Financial Officer

OTHER LOAN PARTIES:

ARCHROCK, INC.
ARCHROCK PARTNERS FINANCE CORP.
ARCHROCK PARTNERS LEASING LLC
AROC CORP.
AROC SERVICES GP LLC
AROC SERVICES LP LLC
ARCHROCK SERVICES LEASING LLC
ARCHROCK GP LLC
ARCHROCK PARTNERS CORP.

By:	/s/ Douglas S. Aron
Name: Douglas S. Aron
Title: Senior Vice President and Chief Financial Officer

Signature Page to Amendment No. 2 to Credit Agreement

ARCHROCK PARTNERS, L.P.
By:	ARCHROCK GP LLC, its General Partner

By:	/s/ Douglas S. Aron
Name: Douglas S. Aron
Title: Senior Vice President and Chief Financial Officer

ARCHROCK GENERAL PARTNER, L.P.

By:	ARCHROCK GP LLC, its General Partner

By:	/s/ Douglas S. Aron
Name: Douglas S. Aron
Title: Senior Vice President and Chief Financial Officer

Signature Page to Amendment No. 2 to Credit Agreement

ARCHROCK GP LP LLC

By:	/s/ Pamela Jasinski
Name: Pamela Jasinski
Title: Manager

ARCHROCK MLP LP LLC

By:	/s/ Pamela Jasinski
Name: Pamela Jasinski
Title: Manager

Signature Page to Amendment No. 2 to Credit Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent, an Issuing Bank, Swingline Lender, and a Lender

By:	/s/ Anca Loghin
Name:	Anca Loghin
Title:	Authorized Officer

Signature Page to Amendment No. 2 to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and an Issuing Bank

By:	/s/ Corbin M. Womac
Name:	Corbin M. Womac
Title:	Director

Signature Page to Amendment No. 2 to Credit Agreement

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Mark Porter
Name: Mark Porter
Title: Senior Vice President

Signature Page to Amendment No. 2 to Credit Agreement

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Emilee Scott
Name: Emilee Scott
Title: Authorized Signatory

Signature Page to Amendment No. 2 to Credit Agreement

REGIONS BANK,
as a Lender

By:	/s/ Gregory Garbuz
Name: Gregory Garbuz
Title: Director

Signature Page to Amendment No. 2 to Credit Agreement

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH,
as a Lender

By:	/s/ Scott Nickel
Name: Scott Nickel
Title: Director

Signature Page to Amendment No. 2 to Credit Agreement

THE TORONTO-DOMINION BANK, NEW YORK BRANCH,
as a Lender

By:	/s/ Brian MacFarlane
Name: Brian MacFarlane
Title: Authorized Signatory

Signature Page to Amendment No. 2 to Credit Agreement

CITIBANK, N.A.,
as a Lender

By:	/s/ Ivan Davey
Name: Ivan Davey
Title: Vice President

Signature Page to Amendment No. 2 to Credit Agreement

BRANCH BANKING AND TRUST COMPANY,
as a Lender

By:	/s/ DeVon S. Lang
Name: DeVon S. Lang
Title: SVP

Signature Page to Amendment No. 2 to Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:	/s/ Michael Maguire
Name: Michael Maguire
Title: Executive Director

Signature Page to Amendment No. 2 to Credit Agreement

CIT BANK, N.A.,
as a Lender

By:	/s/ Michael A. Robinson
Name: Michael A. Robinson
Title: Vice President

Signature Page to Amendment No. 2 to Credit Agreement

NYCB SPECIALTY FINANCE COMPANY, LLC, a wholly owned subsidiary of New York Community Bank, as a New Lender

By:	/s/ Willard D. Dickerson, Jr.
Name: Willard D. Dickerson, Jr.
Title: Senior Vice President

Signature Page to Amendment No. 2 to Credit Agreement

FIFTH THIRD BANK,
as a New Lender

By:	/s/ Raymond Gore
Name: Raymond Gore
Title: Managing Director

Signature Page to Amendment No. 2 to Credit Agreement

BBVA USA,
as a Lender

By:	/s/ Mark H. Wolf
Name: Mark H. Wolf
Title: Senior Vice President

Signature Page to Amendment No. 2 to Credit Agreement

PNC BANK NATIONAL ASSOCIATION
as a Lender

By:	/s/ Stephen Monto
Name: Stephen Monto
Title: SVP

Signature Page to Amendment No. 2 to Credit Agreement

CATERPILLAR FINANCIAL SERVICES CORPORATION,
as a Lender

By:	/s/ Landon Gracey
Name: Landon Gracey
Title: Credit Manager

Signature Page to Amendment No. 2 to Credit Agreement

RAYMOND JAMES BANK N.A.,
as a Lender

By:	/s/ John Harris
Name: John Harris
Title: Managing Director

Signature Page to Amendment No. 2 to Credit Agreement

FIRST HORIZON BANK,
as a Lender

By:	/s/ Michael Shipman
Name: Michael Shipman
Title: Vice President

Signature Page to Amendment No. 2 to Credit Agreement

STERLING NATIONAL BANK,
as a Lender

By:	/s/ Thomas A. Couture
Name: Thomas A. Couture
Title: First Vice President

Signature Page to Amendment No. 2 to Credit Agreement

ANNEX I

COMMITMENT SCHEDULE

Lender	Revolving Commitment	Percentage
JPMorgan Chase Bank, N.A.	$175,000,000	14%
Wells Fargo Bank, National Association	$115,000,000	9.2%
Bank of America, N.A.	$95,000,000	7.6%
Royal Bank of Canada	$95,000,000	7.6%
Regions Bank	$95,000,000	7.6%
The Bank of Nova Scotia, Houston Branch	$95,000,000	7.6%
The Toronto-Dominion Bank, New York Branch	$95,000,000	7.6%
Citibank N.A.	$95,000,000	7.6%
Branch Banking and Trust Company	$70,000,000	5.6%
Sumitomo Mitsui Banking Corporation	$45,000,000	3.6%
CIT Bank N.A.	$40,000,000	3.2%
NYCB Specialty Finance Company, LLC	$35,000,000	2.8%
Fifth Third Bank	$35,000,000	2.8%
BBVA USA	$35,000,000	2.8%
PNC Bank, National Association	$30,000,000	2.4%
Caterpillar Financial Services Corporation	$30,000,000	2.4%
Raymond James Bank, N.A.	$30,000,000	2.4%
First Horizon Bank	$20,000,000	1.6%
Sterling National Bank	$20,000,000	1.6%
Total	$1,250,000,000	100%

Annex I – Commitment Schedule

EXHIBIT A

PERFECTION CERTIFICATE

[see attached]

Exhibit A Perfection Certificate